UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2008

CH Energy Group, Inc.

(Exact name of registrant as specified in its charter)

NEW YORK	0-30512	14-1804460
----------------------	-----------------------	------------------
State or other	(Commission File Number)	(IRS Employer
jurisdiction of	Identification
incorporation)	Number)

284 South Avenue, Poughkeepsie, New York	12601-4879
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (845) 452-2000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 22, 2008, CH Energy Group held its Annual Meeting of Shareholders at the Corporation’s office in Poughkeepsie, New York. Two matters were voted upon at the meeting. The first matter, Proposal No. 1, was the election of three Class II directors to the Board of Directors, each to serve a three year term expiring at the Annual Meeting of Shareholders in 2011. The three nominees proposed by the Board were elected. The second matter, Proposal No. 2, was a shareholder proposal requesting the Board to take all necessary steps to declassify the Board of Directors. The shareholder proposal, part of which is set forth below in quotes, passed with a majority of the votes cast for the proposal.

“That the shareholders of CH ENERGY GROUP, INC. request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected directors.”

As of the record date, February 29, 2008, there were 15,774,100 shares of Common Stock of CH Energy Group that were eligible to be voted at the meeting. Of that total, 14,051,322 shares were voted in connection with Proposal No. 1 and 10,471,185 shares were voted in connection with Proposal No. 2. The results for Proposal No. 2 reflect 3,580,137 non-votes. The table below shows the final tally of the voting, superseding the preliminary tally presented at the Annual Meeting of Shareholders.

Proposal No. 1 – Election of Directors	Shares For	Shares Withheld
Margarita K. Dilley	12,331,712	1,719,610
Steven M. Fetter	12,497,175	1,554,147
Stanley J. Grubel	12,571,061	1,480,261

Proposal No. 2 – Shareholder Proposal	Shares For	Shares Against	Shares Abstain
Declassification of the Board of Directors	6,906,820	3,271,995	292,370

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CH ENERGY GROUP, INC.

(Registrant)

By: /s/Donna S. Doyle____________________

DONNA S. DOYLE

Vice President - Accounting and Controller

Dated:	April 25, 2008